EXHIBIT   16.1  LETTER  FROM  GRANT  THORNTON:
---------------------------------------------

April  12,  2000
Securities  and  Exchange  Commission
Washington,  D.C.

Re:   Centenary  International  Corp.
      File  000-23851

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Centenary International Corp. dated April 12, 2000 , and agree with the statements contained therein.

Very  truly  yours,

/s/  Grant  Thornton


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